UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2007 (March 13, 2007)

SABRE HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12175	75-2662240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 Sabre Drive, Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 23, 2007, Sabre Holdings Corporation (“Sabre Holdings” or “the Company”) began mailing proxy materials for the special meeting of stockholders (the “Proxy Statement”). At the special meeting, stockholders will vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of December 12, 2006 (the “merger agreement”) by and among Sabre Holdings, Sovereign Holdings, Inc. (“Parent”) and Sovereign Merger Sub, Inc. (“Merger Sub”) and to approve the merger.

Since mailing the Proxy Statement, the Company has determined that certain supplemental disclosure is appropriate, as set forth herein. The additional disclosure contained in this Report should be read in conjunction with the Proxy Statement.

The additional disclosure set forth herein will not affect the timing of the special meeting of stockholders of Sabre Holdings to vote upon the proposal to adopt the merger agreement among the Company, Parent and Merger Sub and to approve the merger. The special meeting will be held on March 23, 2007, beginning at 10:00 a.m., Central Daylight Time, at the Irving Arts Center, Dupree Theater, 3333 North MacArthur Blvd., Irving, Texas 75062.

*         *         *

The following information supplements the Proxy Statement and should be read in conjunction with the Proxy Statement. All page references in the information below shall refer to those contained in the Proxy Statement, and terms used below shall have the meanings set forth in the Proxy Statement unless otherwise defined below:

Selected Financial Information

The Company does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods due to the variability of the underlying assumptions and estimates. However, the Company’s senior management did provide financial forecasts to the Company’s board of directors and our financial advisors in connection with their consideration of a possible leveraged buyout of the Company. The inclusion of this information in this report should not be regarded as an indication that management, our board of directors, our financial advisors or any other recipient of this information considered, or now considers, it to be a reliable indicator of future results.

The Company believes the assumptions that our management used as a basis for the projections were reasonable at the time that the projections were prepared, based on the information the Company’s management had at the time. Nevertheless, the Company advised the recipients of the projections that its internal financial forecasts, upon which the projections were based, are subjective in many respects. The projections do not take into account any circumstances or events that occurred or may occur after the date they were prepared. The projections also reflect numerous estimates and assumptions related to the business of the Company that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to forecast and many of which are beyond the Company’s control. The projections are also inherently subject to risk factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operation of the Company, including the factors described under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 12 of the Proxy Statement. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Because the projections cover multiple years, such information by its nature becomes less reliable with each successive year.

The financial projections were prepared for internal use and not with a view toward public disclosure or toward complying with United States generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Company’s independent registered public accounting firm has not examined or compiled any of the financial projections, expressed any conclusion or provided any form of assurance with respect to the financial projections and, accordingly, assumes no responsibility for them.

Additionally, since the date of the projections described below, the Company has made publicly available on Form 10-K (the “Form 10-K”) its actual results of operations for the year ended December 31, 2006. As noted in the Form 10-K, the Company’s 2006 revenues were $2.824 billion, and as previously disclosed publicly, adjusted earnings before interest, taxes, depreciation, amortization and certain non-recurring items were $503 million. You should carefully review the Form 10-K for further information and detail relating to the Company’s operations and performance for the year ended December 31, 2006. The Form 10-K is available on the Company’s Web site at www.sabre-holdings.com/investor under the SEC Filings link. Readers of this Form 8-K and the Proxy Statement are cautioned not to rely on the financial projections set forth below. No one has made or makes any representation to any stockholder regarding the information included in these projections.

For the foregoing reasons, as well as the bases and assumptions on which the financial projections were compiled, the disclosure of specific financial projections should not be regarded as an indication that such projections will be an accurate indication of future events, and they should not be relied on as such. Except as required by applicable securities laws, the Company does not intend to update, or otherwise revise the financial projections presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

For purposes of rendering its financial opinion in connection with the merger, our financial advisors assumed that the financial projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. Our financial advisors did not assist management in the preparation of the financial projections. In addition, our financial advisors did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries, and our financial advisors were not furnished with any evaluation or appraisal of the assets or liabilities of the Company or any of its subsidiaries. See “The Merger—Opinions of Financial Advisors” beginning on page 25 of the Proxy Statement.

As previously disclosed, and as noted above, the Company reported 2006 revenue of $2.824 billion and Adjusted EBITDA of $503 million. Financials presented by management to the Company’s board of directors and our financial advisors projected compound annual revenue growth at a range of 5% (risk-adjusted) to 6% and compound annual Adjusted EBITDA growth at a range of 8% (risk-adjusted) to 10% for the period 2006-2012. No other management projections for the period 2006-2012 projected a higher range of growth than those set forth herein.

Auction Sale Process

Seven private equity firms were invited to consider a purchase of the Company. These firms were selected by our board due to a variety of factors, including the size and reputation of their respective funds, their demonstrated ability and willingness to participate in leveraged buyouts of companies of a size comparable to the Company, their prior experience in and sophistication with the travel industry, and their ability to promptly consummate a transaction.

Based on the bidders’ preliminary diligence reviews, we received on November 7, 2006 their initial indications of interest which suggested a per share value ranging between $27 and $35 per share. Five of the seven firms noted a preference to participate with one or more bidding partners. The other two firms preferred to proceed independently. Our board considered the initial indications provided by each bidder, and compared the relative merits of the valuations and high-level deal terms proposed by each of them. Additionally, the board believed that a reduction in total number of bidders was necessary in order to permit selected bidders to conduct detailed diligence on a timely, discreet basis without adversely impacting our ability to conduct our ongoing business operations. After analyzing each of the bids and assessing the relative strengths of the bidders, as discussed above, our board selected five firms to be invited into Phase II of the sale process.

Company Z

Our board carefully considered the key benefits and potential issues that could have resulted from pursuing a possible combination with the company that we refer to in the Proxy Statement as Company Z. The board considered that a combination with Company Z might have potentially provided several benefits to our stockholders, including a swift diligence review by Company Z due to its familiarity with our business model, and the possibility of achieving synergies and cost savings in the combined businesses which might be reflected in the acquisition purchase price. Nevertheless, the purchase consideration proposed by Company Z never fully showed how any synergies would be shared with our stockholders, and the share prices suggested by Company Z were lower than the share prices offered by other bidders. The board also noted that, given Company Z’s competitive relationship with the Company, allowing Company Z to conduct detailed due diligence could cause the Company significant harm if the parties were unable to consummate a transaction. Additionally, the board was advised that a purchase of the Company by Company Z could have resulted in an extended time period between the execution of the merger agreement and the closing date, due to reviews by regulatory authorities. In addition, Company Z did not demonstrate sufficient willingness to address these issues for the Company and our stockholders.

Our board weighed these risks and benefits of proceeding further with a possible combination with Company Z, as outlined above, against proceeding with a potential take-private transaction with the private equity firms then engaged in our sale process. The board concluded that continuing the potential auction sale process with private equity firms would provide the best possible outcome for the Company’s shareholders, in light of the terms and valuation being offered by the respective parties as well as the likelihood that a transaction could be financed and consummated in a timely manner.

The draft merger agreement provided to us by Company Z in October 2006 provided for the acquisition of 100% of Sabre Holdings’ common stock through a reverse triangular merger with a newly formed, wholly-owned subsidiary of Company Z. The merger consideration would be paid entirely in cash, for an unspecified per share amount. Company Z’s draft merger agreement provided for representations and warranties to be made by Sabre Holdings that were within a customary range, but extensive for a public company merger agreement. The covenants set forth in the merger agreement were within a customary range, but were buyer-favorable. Company Z offered a $100 million business interruption fee if the merger were not to be consummated in certain circumstances, which the Company believed was insufficient given the potential risks.

At no time did Company Z provide our management or our board with a firm offer in writing that indicated a clear per share valuation. In late November, Company Z’s management orally indicated that their offer would include cash merger consideration of $30.00 per share plus warrants of unspecified terms that they valued at $1.50 per share. Company Z did not provide our management and advisors with sufficient information regarding its offer for an independent corroboration of the potential value of their offer. Moreover, the accepted offer from TPG and Silver Lake provides per share merger consideration to our shareholders that the board believes is superior to the per share values suggested by Company Z.

As discussed on page 19 of the Proxy Statement, during the exploratory sale process, we were also contacted on several occasions by certain other companies, with which we had very preliminary discussions regarding potential strategic transactions. None of these other companies demonstrated a commitment towards proceeding promptly towards a potential business combination or other strategic transaction involving the Company. None of these discussions progressed to a significant extent, and no other company made a specific proposal for a business combination or other strategic transaction involving Sabre Holdings.

Announcement of Travelport/Worldspan Merger

During our December 10, 2006 board meeting, our Chief Executive Officer discussed Travelport’s recently announced agreement to acquire Worldspan. In particular, he discussed the potential negative impact that deal could have on the Company’s future bookings with certain of its customers. Our Chief Executive Officer discussed with our board the Company’s strong relationship with certain customers, and reported to our board that our management had discussed the development with the private equity groups participating in the bidding process.

Post-Closing Arrangements with Certain Company Executives

As described under the “Background of the Merger” section beginning on page 17 of the Proxy Statement, early in the auction process our board established strict guidelines on management and prohibiting members of management from engaging in any discussion or negotiations with any bidders regarding their post-closing compensation, employee benefits or equity ownership of the surviving entity. Accordingly, before signing the merger agreement, there were no discussions whatsoever at any time between any bidder, including TPG and Silver Lake, and any of Mr. Michael S. Gilliland, Mr. Jeffery M. Jackson, Mr. David A. Schwarte, Mr. John S. Stow, Mr. Thomas Klein, Ms. Michelle Peluso and Mr. Mark Miller (collectively, the “Company Executives”), regarding such matters, or post-closing equity or the post-closing governance structure. Since the merger agreement was signed, no such discussions occurred until January 2007, at which time certain Company Executives began discussing post-closing compensation and other related matters with representatives of TPG and Silver Lake. As of today, there are no agreements between TPG and Silver Lake, on the one hand, and any Company Executive on the other hand, regarding post-closing employment or equity awards.

TPG and Silver Lake have indicated that they expect certain Company Executives to exchange a significant portion of their common stock for and/or to invest a portion of the cash merger consideration they receive in the merger into, equity of Parent on the same terms and valuation as TPG and Silver Lake. TPG and Silver Lake and such Company Executives are currently in discussions on this topic, but no agreements have been reached as to the amounts or proportions of a roll-over, if any. If, however, the Company Executives were to roll-over equity interests currently held and invest cash merger consideration to be received pursuant to the most recently received proposal from TPG and Silver Lake, the Company Executives would not be expected to hold in the aggregate more than 2% of Parent’s capital stock on a fully diluted basis pursuant to such roll-over.

Although the terms and conditions of equity incentive plans are still in the preliminary stages of negotiations, TPG and Silver Lake have proposed to establish after the merger closes an option pool subject to vesting upon the passage of time and/or the achievement of future performance targets. It is expected that the Company Executives would receive a portion of the options granted from such pool. Options granted would have a strike price equal to TPG’s and Silver Lake’s cost basis per share of common stock of Parent, and thus would be linked to increases in the value of the surviving corporation (but such options will in no event have a strike price of less than the fair market value as of the date of issuance). No options issued under the new equity plan would be vested and exercisable as of the closing. Notwithstanding the communication of these general features of post-closing equity awards, no agreements have been reached.

Although no specific terms have been discussed between the Company Executives and TPG and Silver Lake, TPG and Silver Lake have stated that they expect the Company Executives to generally receive salaries and bonuses consistent with their pre-closing compensation packages. No material increases in annual compensation have been proposed.

Although discussions have now begun on the outline of general terms that would be offered to Company Executives by TPG and Silver Lake, discussions concerning replacement employment and retention agreements for any particular member of our senior management have occurred only as to the Chief Executive Officer. On January 3, 2007, the Company’s Chief Executive Officer held a preliminary discussion with representatives of TPG and Silver Lake regarding their compensation philosophy. A high-level, follow-up discussion occurred between the Chief Executive Officer and representatives of TPG and Silver Lake on January 23, 2007 regarding TPG and Silver Lake’s contemplated approach with respect to the current management of the Company, including the Company Executives. Neither discussion resulted in any agreements or understandings with respect to such matters.

Before signing the merger agreement, there were no discussions whatsoever with respect to whether any Company Executive would serve on the board of directors of Parent or the surviving corporation following the consummation of the merger. Notwithstanding the foregoing, following the signing of the merger agreement there have been certain general and preliminary discussions with representatives of TPG and Silver Lake regarding their philosophy on this matter. As of the date hereof, no agreements have been reached with regard to management board representation.

Past Fees Paid by TPG and Silver Lake

As described on page 31 of the Proxy Statement, Goldman Sachs has provided certain investment banking services to TPG and Silver Lake and their respective affiliated funds from time to time. According to information provided by TPG and Silver Lake, fees paid for such services by TPG and Silver Lake and their respective affiliated funds to Goldman Sachs were less than two-tenths of a percent (0.2%) of Goldman Sachs’ aggregate revenues, and less than 1.4% of Goldman Sachs’ investment banking revenues, based on publicly available information, for the period of 2004 through 2006.

As described on page 37 of the Proxy Statement, Morgan Stanley has provided certain investment banking services to TPG and Silver Lake and their respective affiliated funds from time to time. According to information provided by TPG and Silver Lake, fees paid for such services by TPG and Silver Lake and their respective affiliated funds to Morgan Stanley were less than two-tenths of a percent (0.2%) of Morgan Stanley’s aggregate revenues, and less than 1.4% of Morgan Stanley’s investment banking revenues, based on publicly available information, for the period of 2004 through 2006.

Opinion of Goldman Sachs

Selected Precedent Transaction Analysis

Goldman Sachs selected the precedent transactions described on page 28 of the Proxy Statement because each of the target companies that participated in the selected transactions were comparable to the Company in product profile, market size and customer markets served, and in particular, each of the selected transactions involved target companies focused on the Global Distribution System (“GDS”) and online travel spaces.

Discounted Cash Flow Analysis

In conducting the discounted cash flow analyses, Goldman Sachs used a range of discount rates derived by utilizing a weighted average cost of capital analysis based on certain financial metrics for the Company and selected companies which exhibited similar business characteristics to the Company or one of its business units. The applied discount rates ranging from 9% to 13% were based upon Goldman Sachs’ judgment of an illustrative range based upon the above analysis. Goldman Sachs selected exit multiples ranging from 5.5x to 7.5x in order to calculate the terminal value based upon factors including precedent transaction analyses and the Company’s forward EBITDA Multiple prior to announcement.

Fees and Expenses

As described on page 31 of the Proxy Statement, one or more affiliates of Goldman Sachs is currently assisting TPG and Silver Lake in arranging a portion of the requisite financing to consummate the merger. If the merger is consummated, Goldman Sachs would receive fees of approximately $10 million for such services.

If the merger is consummated, Goldman Sachs and Morgan Stanley would equally split an investment banking advisory fee. Each firm would receive approximately $13 million from the Company for its services in connection with the transaction.

Opinion of Morgan Stanley

Selected Precedent Transaction Analysis

Morgan Stanley selected the precedent transactions described on page 36 of the Proxy Statement because each of the target companies that participated in the selected transactions were companies that share certain characteristics with Sabre Holdings and which participate in the GDS industry.

Discounted Cash Flow Analysis

Using projections for fiscal years 2007 to 2011 provided by our management, Morgan Stanley performed an analysis of the present value, as of December 12, 2006, of the projected unlevered, after-tax free cash flows that we were projected to generate from January 1, 2007 through December 31, 2011. Based on management projections, the unlevered, after-tax free cash flows would range from $328 million in fiscal year 2007 to $470 million in fiscal year 2011 (including employee stock option expenses). In conducting the discounted cash flow analyses, Morgan Stanley used a discount rate of 10.5%. The discount rate of 10.5% was selected based upon a weighted average cost of capital calculation which factored in an estimated future cost of equity and an estimated future cost of debt to Sabre Holdings, which were then applied to Sabre

Holdings’ current capital structure. Morgan Stanley selected exit multiples ranging from 7.0x to 8.0x last twelve months EBITDA in order to calculate the terminal value by applying this multiple to Sabre Holdings’ estimated fiscal year 2011 EBITDA. The exit multiples of 7.0x to 8.0x were based upon analyses of transaction multiples of selected precedent transactions.

Fees and Expenses

As described on page 37 of the Proxy Statement, one or more affiliates of Morgan Stanley is currently assisting TPG and Silver Lake in arranging a portion of the requisite financing to consummate the merger. If the merger is consummated, Morgan Stanley would receive fees of approximately $10 million for such services.

If the merger is consummated, Goldman Sachs and Morgan Stanley would equally split an investment banking advisory fee. Each firm would receive approximately $13 million from the Company for its services in connection with the transaction.

Opinion of Bear Stearns

Selected Precedent Transaction Analysis

Bear Stearns determined that multiples of trailing EBITDA, forward EBITDA and forward EBITDA relative to EBITDA growth are appropriate transaction multiples for analyzing precedent transactions as EBITDA represents a commonly used financial metric that adjusts for differences in capital structures, tax structures and investment policies.

Discounted Cash Flow Analysis

In conducting its discounted cash flow analyses, Bear Stearns used discount rates ranging from 10.0% to 12.0% based on the a weighted average cost of capital calculation, adjusted for an assumed target capital structure reflective of Sabre Holdings’ current capital structure. Bear Stearns used LTM EBITDA exit multiples of 7.0x to 8.0x for the Multi-Year Outlook cases and 6.5x to 7.5x for the Extended Outlook cases. In estimating the terminal value exit multiples, Bear Stearns considered Sabre Holdings’ current and recent trading multiples, adjusted downward to reflect declining future growth in EBITDA as projected by Sabre Holdings’ relative to current EBITDA growth rates.

Fees and Expenses

Bear Stearns was engaged to render an opinion to the board of directors of Sabre Holdings as to the fairness, from a financial point of view, to the stockholders of Sabre Holdings of the consideration to be received in the transaction. The opinion was intended for the benefit and use of the board of directors of Sabre Holdings and did not constitute a recommendation to the board of directors of the Company or any holders of Sabre Holdings common stock as to how to vote in connection with the transaction or otherwise. The opinion did not address Sabre Holdings’ underlying business decision to pursue the transaction, the relative merits of the transaction as compared to any alternative business strategies that might exist for the Company, the financing of the transaction or the effects of any other transaction in which Sabre Holdings might engage. Bear Stearns was paid $3,000,000 under its engagement with Sabre Holdings. This fee was payable upon the rendering of an opinion by Bear Stearns and was not contingent upon the completion of the transaction.

About the Acquisition

In connection with the proposed merger of the company with affiliates of Texas Pacific Group and Silver Lake Partners, the company filed a definitive proxy statement with the Securities and Exchange Commission on February 21, 2007. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Sabre Holdings at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free by directing such requests to the Sabre Holdings investor relations department at 866-722-7347, or on the company’s Web site at www.sabre-holdings.com/investor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

By:	/s/ James F. Brashear
James F. Brashear
Corporate Secretary

Dated: March 13, 2007